EXHIBIT 10-1



                                 LEASE AGREEMENT

         THIS LEASE AGREEMENT dated as of ___________, 2001, by and between CARROLL M. EDWARDS (the "Lessor"), of the State of North Carolina and FIRST CAPITAL BANK, a corporation chartered under the laws of the United States of America, (the "Lessee").

                                   WITNESSETH:

         IN CONSIDERATION of the respective representations and agreements hereinafter contained and other value, the parties hereto agree as follows:



                                    Article I

              LEASE TERM; PROPERTY; RENTAL; ENTRY; AND ABANDONMENT


         Section 1.1.  Demise of the  Facilities.

         Lessor demises and leases to Lessee, and Lessee leases from the Lessor, the property described on Exhibit A (the "Facilities"), which is attached hereto and made a part hereof by reference, at and for the Lease Rentals hereinafter setforth, and otherwise in accordance with the provisions of this Agreement. As shown on Exhibit A the portion of the improvements being leased to Lessee by Lessor is shown as " Parcel One-First Capital Bank."

         In addition, Lessee, Lessor and Lessor's tenants shall have equal rights to use the area designated on Exhibit A as "Common Area" which includes, but is not limited to, all of the parking area around the building shown on Exhibit A, provided however, that Lessor, his tenants, heirs, assigns and successors in title shall allow traffic around and through the "Common Area" at such places as Lessee deems in its discretion desirable for the purpose of operating the drive-in teller window(s) of Lessee. Lessor, his tenants, heirs, assigns and successors in title shall not obstruct or cause to obstruct the "Common Areas" designated by Lessee for use as its drive-in window(s) traffic. Lessee shall exclusively possess and control the areas designated by it for drive-in window traffic.

         Lessee shall also have the right to use the area designated on Exhibit A as "Sign" for the purpose of placing such signage as Lessee deems desirable that pertains to its business purposes.

         Section 1.2. Lease Term.

         Lessee shall have and hold the Facilities for a term of Ten (10) years commencing as of September 1, 2001 and ending on August 31, 2011. Lessee shall have the right to lease the Facilities for two (2) additional terms of Five (5) years each upon the same terms and conditions as provided herein for the initial term with the first Five (5) year renewal term beginning September 1, 2011, and ending on August 31, 2016, and the second Five (5) year term beginning September 1, 2016, and ending on August 31, 2021. Lessee shall give Lessor notice of its intention to exercise its right to renew for the


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first  renewal  period no later  than  March 1, 2011 and no later  than March 1,
2016, for the second renewal period.

         Section 1.3. Lease Rentals.

         Beginning on September 1, 2001, and during the term of this Agreement, Lessor shall pay as rent the sum of Three Thousand, One Hundred and Seventy Five Dollars ($3,175.00)) per month (the "Lease Rentals"). All installments of the Lease Rentals shall be payable in advance on the first day of each month during the term of this Agreement and any renewals thereof.

         Section 1.4. Place of Rental  Payments.

         The Lease Rentals provided for herein shall be paid directly to the Lessor at such place as the Lessor may from time to time designate.

         Section  1.5.  Quiet  Enjoyment.

         Lessor agrees that so long as Lessee shall fully and punctually pay all of the Lease Rentals and other amounts provided to be paid hereunder by Lessee shall fully and punctually perform all of its other covenants and agreements hereunder, Lessee shall peaceably and quietly have, hold and enjoy the Facilities during the Lease Term and any renewals or extensions thereof.

         Section 1.6.      Effect of Termination.

         No termination of this Agreement prior to its normal expiration, by lapse of time or otherwise shall effect Lessor's right to collect the Lease Rentals for the period prior to termination of this Agreement.

         Section 1.7.      Right of Entry.

         Lessor may enter the Facilities during Lessee's normal business hours upon giving Lessee reasonable notice to make repairs required of Lessor under the terms of this Agreement or to make repairs to Lessor's adjoining property, if any.

         Section 1.8.      Hold Over.

         If Lessee remains in possession of the Facilities after expiration of the term or renewal terms, if any, with or without Lessor's acquiescence and with or without any express agreement of the parties, Lessee shall be a tenant at will at the Lease Rentals which was in effect at the time of such expiration and this Agreement shall be not be renewed by operation of law.







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                                   ARTICLE II

                                 EFFECTIVE DATE

         Section 2.1. Effective DateThis Agreement shall become effective upon its execution and delivery by the parties hereto unless a later date is specified herein.



                                   ARTICLE II


            MAINTENANCE; INSURANCE; TAXES; CONDEMNATION AND UTILITIES

         Section 3.1. Maintenance and Modifications of Facilities. Lessee agrees that it will, at its own expense, keep or cause to be kept, the interior and exterior of the Facilities in reasonably safe condition and good repair, reasonable wear and tear excepted. Lessee also shall make or cause to be made all additions, modifications or improvements to the interior of the Facilities that it may deem desirable for its business purposes and maintain the same at Lessee's expense.

          Section 3.2. Insurance Required.

         Throughout the Agreement and all renewals thereof Lessor shall cause the Facilities to be continually insured against the normal hazards under a policy or polices of insurance in amounts and subject to such deductions and policy limitations as are usual and customary for similar facilities as a reasonably prudent owner would require. Lessee shall maintain a policy or policies of insurance against public liability claims resulting from any accident occurring in, on or about the Facilities, or any part thereof specifically including, but not limited to the common area, in such amount as is reasonable under the circumstances covering bodily injuries, including death resulting therefrom, and liability for damage to property of others caused thereby with an endorsement insuring any liability of Lessor and naming Lessor as an additional insured.

          Section 3.3. Proration of Hazardous  Insurance Premium and Application
                       of Net Proceeds of Insurance.

         Lessee shall reimburse Lessor for Sixty (60%) of the premium paid by Lessor for hazard insurance coverage. The net proceeds of the hazard insurance carried pursuant to the provisions of Section 3.2 hereof that is paid for any loss shall be prorated between Lessee and Lessor as their interest may appear; provided, however, that neither damage to nor any destruction of all or any portion of the Facilities shall affect Lessee's obligation to pay rents and make other payments as required herein, except as herein provided.

         Section  3.4.  Prosecution  of  Claims,  Negotiation,   Compromise  and
Settlement.

         (a) All claims made under any hazard insurance policies carried pursuant to the requirements of Section 3.2 hereof, regardless of amount, may be adjusted by Lessor with the insurers. Lessee agrees that, if and to the extent any question arises as to the right of Lessor to initiate, pursue or defend any claim, the Lessee shall execute such document or documents and take such other action as may be requested by Lessor; provided that the Lessee shall be entitled to confirmation of indemnification and the payment of any costs or expenses incurred by it in connection herewith.

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         (b) All  claims  made  under any public  liability  insurance  policies carried pursuant to the requirements of Section 3.2 hereof, regardless of amount, may be adjusted by Lessee with the insurers. Lessor agrees that, if and to the extent any question arises as to the right of Lessee to initiate, pursue or defend any claim, the Lessor shall execute such document or documents and take such other action as may be requested by Lessee; provided that the Lessor shall be entitled to confirmation of indemnification and the payment of any costs or expenses incurred by it in connection herewith.

         Section 3.5.  Condemnation.

         In the event that title to, or the temporary use of, the Facilities or any part of the Facilities shall be taken under the exercise or threat of the power of eminent domain by any governmental body or by any person, firm or corporation acting under governmental authority, Lessee and Lessor shall prorate the proceeds therefrom on the basis of the value of the improvements made by Lessee and the value of that portion of the Facilities attributable to Lessor's interest. If the whole of the Facilities, or any portion thereof as will make the Facilities unusable for Lessee's purposes, then in either event this Agreement shall terminate from the date that possession of the Facilities is taken by the public authority and the Lease Rental shall be accounted for as between Lessor and Lessee as of that date. Such termination, however, shall be without prejudice to the rights of either Lessor or Lessee to recover compensation and damages from the condemnor caused by the condemnation.

         Section 3.6.      Removal of Fixtures.

         Lessee may prior to the expiration of this Agreement, or any extensions or renewals of this Agreement, remove all fixtures and equipment which it has placed in or on the Facilities, provided that Lessee repairs all damage to the Facilities caused by such removal.

         Section 3.7.      Common Area Costs.

         Lessee shall pay as additional Lease Rentals its prorata share of common area maintenance costs.

         Section 3.8.      Taxes.

         Lessee shall pay all city, county and other property taxes and assessments attributable to the Facilities. The taxes to be paid by Lessee shall be based upon the value assigned to the Facilities by the taxing authorities as it bears to the value assigned to the entire property of which the Facilities are a part. Lessor shall pay all other taxes on the property of which the Facilities are a part except those taxes attributable to improvements owned and placed on the property by Lessee such as signage and ATM machines and to the area designated as "Common Area" on Exhibit A. Lessee shall be obligated for all property taxes and assessments attributable to improvements owned and placed upon the property by Lessee. The property taxes and assessments attributable to the area designated as "Common Area" shall be prorated between Lessor and Lessee on the basis of Sixty (60%) for Lessee and Forty (40%) for Lessor. Lessee shall reimburse Lessor for its share of the taxes.



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         Section 3.9.      Utilities.

         Lessee shall pay all electrical, gas, telephone, water, sewer, trash and all other similar expenses associated with its use of the Facilities.



                                   ARTICLE IV

                                SPECIAL COVENANTS

         Section 4.1. Title to the Facilities and Warranties.

         The Lessor shall own legal title to the Facilities subject to the provisions of this Agreement.

         Section 4.2. No Warranty of Condition or  Suitability  by the Lessor.

         The Lessor makes no warranty, either express or implied, as to the condition of the Facilities, or that they are or will be suitable for Lessee's purposes or needs.

         Section 4.3.      Indemnification Covenants.

         Lessor shall not incur any pecuniary liability to any third-party (i) by reason of the terms of this Agreement or (ii) by reason of the condition or operation of the Facilities, including claims, liabilities or losses arising in connection with the violation of any statutes or regulations. Nevertheless, if the Lessor should incur any such pecuniary liability, then in that event Lessee shall indemnify and hold harmless the Lessor against all pecuniary claims by or on behalf of any person, firm or corporation, arising out of the same, and all costs and expenses incurred in connection with any such claim including, but not limited to, attorney's fees.

         Section 4.4.     Assignment and Subleasing.

         (a) Lessee shall not assign this Agreement or sublease the Facilities in whole or in part and no assignee of Lessee shall assign and sublease this Agreement or sublease the Facilities in whole or in part or otherwise transfer or assign in whole or in part without the prior written consent of the Lessor.

         (b) In the event that Lessee from time to time desires to grant easements or similar interests to a utility or others providing services to the Facilities, the Lessor shall, at the request of Lessee, execute and deliver instruments granting such easements and interests.

         Section 4.5.     Transfer of Lessor's Interest.

         In the event of the sale, assignment or transfer by Lessor of his interest in the Facilities or in this Agreement (other than a collateral assignment to secure a debt of Lessor) to a successor in interest who expressly assumes the obligations of Lessor under this Agreement, Lessor shall be released and discharged from all of his covenants and obligations under this Agreement except those obligations that have accrued prior to such sale, assignment or transfer; and Lessee agrees to look solely to the successor in interest of Lessor for the performance of those covenants accruing after such sale, assignment or transfer. Lessor's assignment of this Agreement, or of any or all of his rights in this Agreement, shall not affect Lessee's obligations under this Agreement. Lessee shall look to the assignee as Lessor, provided Lessee has received written notice of the assignment of Lessor's interest.



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         Section 4.6.      Authorization to Execute.

         Each individual executing this Agreement as director, officer, or agent of the Lessee represents and warrants that he/she is duly authorized to execute and deliver this Agreement on behalf of Lessee.



                                    ARTICLE V

                         EVENTS OF DEFAULT AND REMEDIES

         Section 5.1. Events of Default Defined.

         The occurrence of any one or more of the following events shall be an event of default under this Agreement:

     (a) If Lessee shall fail to make any Lease Rentals or any other required payments under this Agreement and such failure shall continue for 30 days after receiving written notice of default from the Lessor; or

     (b) If Lessee shall fail to observe or perform any covenant, condition or agreement required herein to be observed or performed by Lessee and such failure shall continue for a period of 30 days after written notice of default has been given to Lessee by the Lessor; provided if by reason of "force majeure" as hereinafter defined Lessee is unable in whole or in part to carry out any such covenant, condition or agreement or if it takes longer than 30 days to cure such default and Lessee is diligently attempting to cure such default, there shall be no default during such inability. The term `force majeure" as used herein shall mean circumstances not reasonably within the control of the parties, such as acts of God, strikes, lockouts or other industrial disturbances; war; acts of public enemies; mobilization or military conscription on a large scale; order of any kind of the government of the United States or any State, or any civil or military authority; insurrections; riots; landslides; earthquakes; fires: lightning; storms; droughts; floods; requisitions, confiscation, or commandeering of property; fuel restrictions; general shortages of transport, goods, or energy; or

     (c) If any representation or warranty on the part of Lessee made herein shall have been false or misleading in any material respect; or

     (d) If Lessee  abandons  or  vacates  the  Facilities:  or

     (e) If Lessee is adjudicated bankrupt; or

     (f) If a permanent receiver is appointed for Lessee; or

     (g) If Lessee takes advantage of any relied proceedings under any present or future law under which the Lease Rentals or any part of the Lease Rentals is or is proposed to be reduced or deferred; or

     (h) If Lessee makes an assignment for the benefit of creditors.

         Section 5.2.  Remedies on  Default.

         Whenever any Event of Default shall have happened and be subsisting the Lessor may take whatever action at law or in equity as may appear necessary or desirable to collect the payments and other amounts then due or to enforce performance and observance of any obligation, agreement or covenant of Lessee under this Agreement; terminate this Agreement;


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enter upon and rent the  Facilities at the best  obtainable  price by reasonable effort without advertisement and by private negotiations and for any term Lessor deems proper with Lessee being liable to Lessor for the deficiency, if any, between Lessee's Lease Rental under this Agreement and the price obtained by Lessor on reletting, without terminating this Agreement, provided however, that Lessor shall not be considered to be under any duty by reason of this provision to take any action to mitigate damages by reason of Lessee's default. In the event that Lessor hires an attorney to enforce his rights upon default, Lessee shall in addition be liable for reasonable attorneys' fees and all other costs of collection.

         Section 5.3. No Remedy  Exclusive.

         No remedy herein conferred upon or reserved to the Lessor is intended to be exclusive of any other available remedy or remedies, but in each and every instance such remedy shall be cumulative and shall be in addition to every other remedy given herein or now or hereafter existing at law or in equity or by statute. Unless otherwise provided herein, no delay or omission to exercise any right or power shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient.

         Section 5. 4.     No Additional Waiver Implied by One Waiver.

          In the event any warranty, covenant or agreement contained in this Agreement should be breached by Lessee or Lessor and thereafter waived by another party to this Agreement, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach.

         Section 5.5.      Attorneys' Fees.

         In the event that any action if brought to enforce any term, covenant or condition of this Agreement on the part of Lessor or Lessee, the prevailing party in such litigation shall be entitled to recover reasonable attorneys' fees and costs.

                                   ARTICLE VI

                               ENVIRONMENTAL LAWS

         Section 6.1.      Hazardous Materials Prohibited.

         Lessee shall not bring onto the Facilities any Hazardous Materials (as defined below) without the prior written approval by Lessor. In the event of approval by Lessor, Lessee covenants that it will (1) comply with all requirements of any constituted public authority and all federal, state, and local codes, statutes, ordinances, rules and regulations, and laws, whether now in force or hereafter adopted relating to Lessee's use of the Facilities, or relating to the storage, use, disposal, processing, distribution, shipping or sales of any hazardous, flammable, toxic, or dangerous materials, waste or substance, the presence of which is regulated by a federal, state, or local law, ruling, rule or regulation (hereafter collectively referred to as "Hazardous Materials"); (2) comply with any reasonable recommendations by the insurance carrier of either Lessor or Lessee relating to the use by Lessee on the Facilities of such Hazardous Materials; (3) refrain from unlawfully disposing of or allowing the disposal of any Hazardous Materials upon, within, about or under the Facilities; and (4) remove all Hazardous Materials from the Facilities, either after their use by Lessee or upon the expiration or earlier termination of this Agreement, in compliance with all applicable laws.



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         Section 6.2.      Permits

         Lessee shall be responsible for obtaining all necessary permits in connection with its use, storage and disposal of Hazardous Materials, and shall develop and maintain, and where necessary file with the appropriate authorities, all reports, receipts, manifest, filings, lists and invoices covering those Hazardous Materials and Lessee shall provide Lessor with copies of all such items upon request. Lessee shall provide within five (5) days after receipt thereof, copies of all notices, orders, claims or other correspondence from any federal, state or local government or agency alleging any violation of any environmental law or regulation by Lessee, or related in any manner to Hazardous Materials. In addition, Lessee shall provide Lessor with copies of all responses to such correspondence at the time of the response.

         Section 6.3.      Indemnification.

         Lessee hereby indemnifies and holds harmless Lessor, his heirs, executors, and assigns from and against any and all losses, liabilities, damages, injuries, penalties, fines, costs, expenses and claims of any and every kind whatsoever (including attorney's fees and costs, expenses or claims asserted or arising under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, from time to time, and regulations promulgated thereunder, any so-called state or local "Superfund" or "Superlien" law, or any other federal, state or local statute, law or ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning any Hazardous Materials) paid, incurred or suffered by, or asserted against, Lessor as a result of any claim, demand or judicial or administrative action by any person or entity (including governmental or private entities) for, with respect to, or as a direct or indirect result of, the presence on or under or the escape, seepage, leakage, spillage, discharge, emission or release from the Facilities on any Hazardous Materials caused by Lessee or Lessee's agents, employees, invitees or successors in interest. This indemnity shall also apply to any release of Hazardous Materials caused by a fire or other casualty to the Facilities if such Hazardous Materials were stored on the Facilities by Lessee, its agents, employees, invitees or successors in interest.

         Section 6.4.      Default.

         If Lessee fails to comply with the Covenants to be performed hereunder with respect to Hazardous Materials, or if an environmental protection lien is filed against the Facilities as a result of the actions of Lessee, its agents, employees or invitees, then the occurrence of any such events shall be considered a default hereunder.

         Section 6.5.     Notice.

         Lessee will give Lessor prompt notice of any release of Hazardous Materials, reportable or non-reportable, to federal, state or local authorities, of any fire, or any damage occurring on or to the Facilities.



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         Section 6.6.      Use of Hazardous Materials.

         Lessee will use and occupy the Facilities and conduct its business in such a manner that the Facilities are neat, clean and orderly at all times with all chemicals or Hazardous Materials marked for easy identification and stored according to all codes as outlined above.

         Section 6.7.      Survival of Warranties and Indemnities.

         The warranties and indemnities contained in this Article shall survive the termination of this Agreement.


                                   ARTICLE VII

                                  MISCELLANEOUS

         Section 7.1.      Definitions.

         Lessor as used in this Agreement shall include the named Lessor, his heirs, executors, personal representatives, fiduciaries, agents, assigns and successors in title to the Facilities. Lessee as used in this Agreement shall include the Lessee and its fiduciaries, agents, successors and assigns and, if the Facilities are sublet and/or this Agreement is assigned, shall also include Lessee's assignees or sublessees as to the Facilities by such assignment or sublease. Lessor and Lessee include male and female, singular and plural, corporation, partnership or individual, as may fit the particular parties.

         Section 7.2. Notices.

         All notices, approvals, consents, requests and other communications hereunder shall be in writing. Notices to Lessee shall be delivered or sent to the address of the Facilities unless Lessee in writing directs that notices be sent to some other address. Notices to Lessor shall be delivered and sent to Post office Box 219, Marshville, North Carolina 28103 unless Lessor in writing directs that notices be sent to some other address.

         Section 7.3. Binding Effect.

         This Agreement shall inure to the benefit of and shall be binding upon Lessee and Lessor and their respective, heirs, devisees, executors, successors and assigns.

         Section 7.4. Severability.

          In the event any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, that holding shall not invalidate or render unenforceable any other provision of this Agreement.

          Section 7.5. Payments Due on Saturday,  Sunday and Holidays.

         Whenever any payment to be made hereunder shall be stated to be due on a Saturday, a Sunday or a holiday, such payment shall be made on the next business day.

         Section 7.6. Amendments, Changes and Modifications.

         This Agreement may not be amended, changed, modified, altered or terminated without the written consent of the Lessor and Lessee.

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         Section 7.7. Execution of Counterparts.

         This Agreement may be executed in several counterparts, all of which shall be an original.

         Section 7.8. Law Governing Construction of Agreement.

         The laws of the State of South Carolina shall govern the construction of this Agreement.

         Section 7.9. Memorandum of Agreement.

         Upon the request by either the Lessor or Lessee the parties shall execute a short form lease (Memorandum of Lease) in recordable form, setting forth such provisions of this Agreement as either party may desire to incorporate.

         IN WITNESS HEREOF, CARROLL M. EDWARDS has set his hand and seal and FIRST CAPITAL BANK has caused these presents to be executed in its name by its duly authorized officers in duplicate originals, all as of the date first above written.


                              [SIGNATURES OMITTED]






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